# ARTICLE OF ASSOCIATION

# FUQING GUANWEI PLASTIC INDUSTRY CO. LTD.

Chapter One General Provision

Article One The article of association is to set to formulate the behavior of company, shareholders, directors, supervisors and management and to protect the entitled benefit of the company and all its shareholders. The article of association is in compliance with *Company Law of the People's Republic of China* (hereinafter referred to as *Company Law*) and the provisions of relevant laws and regulations. The Article of Association is set as the operation standard of the Company

The articles in the Articles of Association inconsistent with the laws, regulations and rules shall subject to the provisions of the laws, regulations and rules.

Article Two Name of the Company: Fuqing Guanwei Plastics Industry Co. Ltd.

Article Three Company domicile: Gaocang Villiage, Honglu County, Fuqing City

Article Four Legal Person: Chen Min

Article Five Business scope: Manufacture, import & export of PE, PET and other forms of recycled plastics

Article Six Fuqing Guanwei is a limited corp., the shareholders bear his/her responsibilities according to the percentage of his/her contribution in the registered capital and company is responsible to all its shareholders with its assets.

Article Seven Company is entitled to all the legal entity's procession of assets which are formed by shareholders' contribution, company is entitled to civil rights and responsibilities accordingly.

Article Eight Company shall commerce its business within the business scope set as herein, and Company shall obey the related regulations and business & administrative managements

Article Nine Company's establishment and operation is governed by law and company is responsible for its own profit/loss

## CHAPTER TWO REGISTERED CAPITAL AND SHAREHOLDER CONTRIBUTION

Article Ten Company's registered capital is RMB 5,000,000 ( US$732,065 )

Article Eleven Shareholders and their contribution

(1) Shareholder: Chen Min

Shareholder domicile: Fuqing City

Currency of contribution: RMB

Contribution amount: RMB 1,360,000 (US$199,122)

Contribution percentage: 27.2%

(2) Shareholder: You Jianli

Shareholder domicile: Fuqing City

Currency of contribution: RMB

Contribution amount: RMB 1,820,000 (US$266,471)

Contribution percentage: 36.4%

(3) Shareholder: Chen Qijie

Shareholder domicile: Fuqing City

Currency of contribution: RMB

Contribution amount: RMB 910,000 (US$133,236)

Contribution percentage: 18.2%

(4) Shareholder: Gao Juguang

Shareholder domicile: Fuqing City

Currency of contribution: RMB

Contribution amount: RMB 910,000 (US$133,236)

Contribution percentage: 18.2%

Article Twelve All the shareholders shall pay in the contribution within 10 days of the establishment of this article of association, the delayed party/parties shall be claimed the breach of this article of association

Article Thirteen Company shall deliver the capital certificate to all the contributors to registered capital, and the capital certificates shall not be traded or exchanged in the market

## CHAPTER THREE SHAREHOLDERS AND SHAREHOLDERS' MEETING

Article Fourteen Company's shareholders are entitled following rights and responsibilities

1. Shareholders' rights

(1) To vote according to the percentage of interests he/she holds in company

(2) To understand and to know the operational and financial status of company

(3) Shareholders are entitled to distribute equity according to the contribution portion in the registered capital

(4) To have the priority to purchase the interests in company transferred by other shareholders

(5) To have the priority to purchase of newly added capital

(6) To vote and be elected to be company's director or trustee

(7) If company liquidates, shareholders are entitled to the distribution of residual assets after the liquidation or be responsible for the liability according to their holding percentage of interests in company

(8) To make and to amend the article of association of company

2. Shareholders' responsibilities

(1) Follow the article of association of company

(2) Contribute to the registered capital according to the portion set in hereto, and transfer the assets legally

(3) Entitled to the responsibilities according to his/her contribution

(4) Not to withdraw his/her contribution after the registration

Article Fifteen The shareholders' meeting, which comprised all the shareholders of company, is the highest authority in company. Shareholders' meeting executes the following rights:

(1) Set up operational strategy and investment plan

(2) Elect and replace the CEO and key management and to decide their remunerations and commission packages

(3) Elect and replace the supervisors and to deicide about the remuneration of the supervisors

(4) Review and approve company's annual budget

(5) Review and approve executive director's report and supervisors' report

(6) To decide the newly added capital and transfer of current shareholders' contributions

(7) Review and approve of company's profitability plan and the financial projection

(8) Deicide about merger, split, re-structure of company, as well as dissolution and liquidation of company

(9) Amendment of article of association

Article Sixteen The shareholders' meeting shall be presided by the chief director

Article Seventeen Shareholders' meeting resolution on the increasing or decreasing of paid in capital, merger & acquisition, dissolution or liquidation requires over 2/3 votes of shareholders; the amendments of article of association requires over 2/3 votes of shareholders

## CHAPTER FOUR EXECUTIVE DIRECTOR AND GENERAL MANAGER

Company sets executive director

Article Eighteen Executive director reports to shareholders' meeting

Article Nineteen Executive director performs the following authority on behalf of shareholders' meeting

(1) Review and determine the development strategygy and investment plan of the Company

(2) To determine operational strategy and to set up the management structure

(3) Call shareholders' meeting and report to the shareholders' meeting

(4) Execute the resolution of shareholders' meeting

(5) Determine the internal deparement set up

(6) Listen and review the general manager's report

(7) Establish the Company's annual financial budget plan and financial accounting plan

(8) Establish the Company's scheme on increase or decrease of registered capital as well as issue of corporate bonds; and to establish the scheme on company merger, dismantlement, alternation of company form and dissolution.

(9) Hire/fire general managers and other key management

(10) Presides shareholders' meeting

Article Twenty Executive directors are elected or replaced with over 1/2 of shareholders voting

Article Twenty-One Shareholders' meeting voted director Chen Min to be legal representative of company, legal representative conducts business operation on behalf of company as legal entity and to be responsible to its civil obligations

Article Twenty-Two Company sets one general manager (and one vice general manager), he/she will be appoint or dissolute by shareholders' meeting, general manager reports to executive director and his/her authority includes:

(1) Manage the Company's production and operation management

(2) Organize and implement the Company's annual operational plan and investment scheme

(3) Work out the Company's internal management organization establishment scheme

(4) Establish the Company's specific management rules

(5) Submit to employ or depose the Company's deputy manager and financial director

(6) Execute other authorizations granted by shareholders' meetings
(7) To attend shareholders' meeting

Article Twenty-Three Company sets one supervisor, he/she shall be voted by shareholders' meeting and his/her term of each session is three years and can continue to hold office when re-elected against expiry of term, he/she is entitled following authorities

(1) Examine the Company's financial affairs

(2) Supervise the behavior of acting company's authorities of the executive directors and senior administrators, and propose advices on dismissal of the executive directors and senior administrators who breach the laws, administrative regulations, Articles of Association or resolution of shareholders' meeting

(3) To demand the executive director and senior administrators to correct their behaviors when they damage the benefits of the Company

(4) Call up temporary shareholders' meeting

(5) Other authorities granted by article of association of company

Article Twenty-Four Executive director, supervisor and manager shall perform his/her responsibilities in compliance with article of association and to guard company's benefit. He/she shall not bribe, corrupt or purpresture

## CHAPTER FIVE ACCOUNTING, FINANCIAL & LABOR MANAGEMENT

Article Twenty-Five Company set its accounting, financing and employee management in accordance with related laws and regulations and these management rules will be reported to and filed with related government agencies

Article Twenty-Six Company's fiscal year starts January 1 and year end is December 31 of each year

Article Twenty-Seven Accounting dept shall prepare the financial statements including balance sheet and income statement within the first month after the fiscal year ended, and financial statements shall be reviewed and audited by the certified public accountant and shall report to shareholders' meeting for approval

Article Twenty-Eight In compliance with regulations and rules set by Ministry of Labor, company can recruit or lay off employees according to the operational status, company is also entitled to determine the remuneration of each employee

Article Twenty-Nine Company has right to process administrative punishment and to expel the employees. Lay off, expel or fire of employee must in compliance with related regulations and management rules

## CHAPTER SIX RIGHTS AND RESPONSIBILITIES OF EMPLOYEES

Article Thirty Company shall protect employees' rights in compliance with the related regulations and laws and company shall protect the safety of employees at work and to enhance the working status

Article Thirty-One Company sets union in accordance with related management rules

Article Thirty-Two All the employees are entitled to the following rights according to labor laws and regulations:

(1) Participate company's management, monitor all the business conducts and activities of company and management

(2) To work and to be paid for his/her work, also entitled to be covered by labor insurance, medical welfare and leaves

(3) To resign

Article Thirty-Three All the employees are responsible for:

(1) Abide by PRC laws and related regulations, complies with company's article of association and labor management rules, to protect company and team's benefits

(2) To steadily improve himself/herself and enhance his/her employment related knowledge and technologies

Article Thirty-Four Company shall organize employees' meetings, minimum twice a year. Legal representative of company shall report to employees of company's operational and financial status on the employees' meetings

Article Thirty-Five Company keeps certain ratio of legal reserves which will cover the employees' group welfare. The insurance, welfare reserves and employees' remunerations shall be in compliance with related regulations and management rules

## CHAPTER SEVEN PROFIT DISTRIBUTION

Article Thirty-Six Company shall keep 10% of net profit as legal surplus in order to finance company's future development and to protect the shareholders' interests. Company shall also keep 5%-10% of net profit as public welfare fund

Article Thirty-Seven If the legal surplus does not meet the deficit from previous fiscal year, company shall make up the loss carried forward from previous year with current net profit then to withdraw legal surplus and public welfare reserves

The distributable profit shall be distributed according to the contribution percentage by shareholders

## CHAPTER EIGHT TRANSFER OF INTERESTS, CHANGE IN REGISTERED CAPTIAL AND M&A, SPIN-OFFS

Article Thirty-Eight Shareholders can transfer their holding interests freely. If the current shareholders want to transfer their holding interests to external parties, they need to acquire over 1/2 of the shareholders votes to proceed the transfer. Under the same circumstance, current shareholders has priority to acquire the transferred interests

Article Thirty-Nine The increase or decrease of registered capital shall be determined by shareholders' meeting and current shareholders have priority to register for the added registered capital

For the changes in registered capital, company shall amend article of association accordingly and the amendments shall be filed and registered with related governing agencies

Article Forty The decrease of registered capital required 100% consent of all shareholders' votes. Company needs to send the written notice to all debtors within 10 days of the decrease and company needs to disclose the decrease of registered capital for at least 3 times on the newspaper within 30 days of shareholders' voting consent

Article Forty-One Company spin-off or M&A shall be approved by shareholders' meeting

Article Forty-Two Company needs to send the written notice to all debtors within 10 days of the spin-off or M&A and company needs to disclose the spin-off or M&A for at least 3 times on the newspaper within 30 days of shareholders' voting consent

## CHAPTER NINE EXPIRATION, DISSOLUTION AND LIQUIDATION

Article Forty-Three The date of issuance of business license is the official establishment date of company and company's operation duration is 30 years from March 2005 to March 2035

Article Forty-Four If company decides to extend its operation duration, company shall deliver the extension to related governing agency

Article Forty-Five Under the following circumstance, company shall apply for liquidation

1. Operation permission expires
2. Shareholders' meeting vote to dissolute or liquidate the company
3. Company is required to dissolute or liquidate due to the violation of related laws or regulations or company's business conduct had violated public interests
4. Force majeure
5. Operational failures which caused the bankruptcy of company

Article Forty-Six Shareholders shall form liquidation team within 15 days of the liquidation, the team could also be formed by shareholders with officers from related government agencies and professionals

Article Forty-Seven Once the liquidation is compeleted, liquidation team shall report to shareholders meeting and related government agencies and apply for the cancellation with business registration, once the business registration is cancelled, the liquidation team announces the termination of company

## CHAPTER TEN AMENDMENTS OF ARTICLE OF ASSOCATION

Article Forty-Eight Company has right to amend the article of association but the amendments require over 2/3 voting consent of shareholders' meeting and once the shareholders' meeting approves the amendments, company needs to file the amendment request with related governing agency

Article Forty-Nine Under the following circumstance, company shall amend its article of association

1. Company's name, registered address or legal representative changes
2. Business scope or operational type changes
3. Increase or decrease of registered capital
4. Other changes or issues which shareholders' meeting believe necessary to amend the article of association
5. Changes in majority of shareholders

## CHAPTER ELEVEN SUPPLEMENTARY PROVISION

Article Fifty This article of association is binding over company, shareholders, executive directors, managers, and supervisors. The resoltuion achieved on the shareholders' meeting is regarded as part of this article of association and has the same legal restriction

Article Fifty-One This article of assocation shall be voted to agree by all shareholders and immediately valid once the business adminstration approves

Article Fifty-Two This article of assocation shall be in compliance with Company Law of PRC and related regulations. If any article contained within has conflicts with Company law or related regulations, the Company Law and/or related regulations shall be referred

All shareholders exeuction:

March 20, 2005

# SUPPLEMENTARY ARTICLE

The supplementary article of association is set to formulate the behavior of company, shareholders, directors, supervisors and management and to protect the entitled benefit of the company and all its shareholders. The supplementary article of association is in compliance with *Company Law of the People's Republic of China* (hereinafter referred to as *Company Law*) and the provisions of relevant laws and regulations, and had been approved by shareholders' meeting resolution

1. Amendment of Article Ten, the registered captial is increased to RMB 10,000,000 from RMB 5,000,000.

2. Amendment of Article Eleven, shareholders name and their contributions are changed to:

(1) Shareholder: Chen Min

Shareholder domicile: Fuqing City

Currency of contribution: RMB

Contribution amount: RMB 2,720,000 (US$398,244)

Contribution percentage: 27.2%

(2) Shareholder: You Jianli

Shareholder domicile: Fuqing City

Currency of contribution: RMB

Contribution amount: RMB 3,640,000 (US$532,942)

Contribution percentage: 36.4%

(3) Shareholder: Chen Qijie

Shareholder domicile: Fuqing City

Currency of contribution: RMB

Contribution amount: RMB 1,820,000 (US$266,472)

Contribution percentage: 18.2%

(4) Shareholder: Gao Juguang

Shareholder domicile: Fuqing City

Currency of contribution: RMB

Contribution amount: RMB 1,820,000 (US$266,472)

Contribution percentage: 18.2%

All shareholders' execution

December 25, 2005

# ARTICLE OF ASSOCIATION

# FUQING GUANWEI PLASTIC INDUSTRY CO. LTD.

## Chapter One General Provision

Article One The article of association is to set to formulate the behavior of company, shareholders, directors, supervisors and management and to protect the entitled benefit of the company and all its shareholders. The article of association is in compliance with *Company Law of the People's Republic of China* (hereinafter referred to as *Company Law*) and the provisions of relevant laws and regulations. The Article of Association is set as the operation standard of the Company

The articles in the Articles of Association inconsistent with the laws, regulations and rules shall subject to the provisions of the laws, regulations and rules.

Article Two Name of the Company: Fuqing Guanwei Plastics Industry Co. Ltd.

Article Three Company domicile: Gaocang Villiage, Honglu County, Fuqing City

Article Four Legal Person: Chen Min

Article Five Business scope: Manufacture, import & export of PE, PET and other forms of recycled plastics

Article Six Fuqing Guanwei is a limited corp., the shareholders bear his/her responsibilities according to the percentage of his/her contribution in the registered capital and company is responsible to all its shareholders with its assets.

Article Seven Company is entitled to all the legal entity's procession of assets which are formed by shareholders' contribution, company is entitled to civil rights and responsibilities accordingly.

Article Eight Company shall commerce its business within the business scope set as herein, and Company shall obey the related regulations and business & administrative managements

Article Nine Company's establishment and operation is governed by law and company is responsible for its own profit/loss

## CHAPTER TWO REGISTERED CAPITAL AND SHAREHOLDER CONTRIBUTION

Article Ten Company's registered capital is RMB 10,000,000 ( US$1,464,130 ) ,including RMB 5,000,000 cash and RMB 5,000,000 worth of goods

Article Eleven Shareholders and their contribution

(1) Shareholder: Chen Min

Shareholder domicile: Fuqing City

Currency of contribution: RMB

Contribution amount: RMB 2,720,000 (US$398,244)

Contribution percentage: 27.2%

(2) Shareholder: You Jianli

Shareholder domicile: Fuqing City

Currency of contribution: RMB

Contribution amount: RMB 3,640,000 (US$532,942)

Contribution percentage: 36.4%

(3) Shareholder: Chen Qijie

Shareholder domicile: Fuqing City

Currency of contribution: RMB

Contribution amount: RMB 1,820,000 (US$266,472)

Contribution percentage: 18.2%

(4) Shareholder: Gao Juguang

Shareholder domicile: Fuqing City

Currency of contribution: RMB

Contribution amount: RMB 1,820,000 (US$266,472)

Contribution percentage: 18.2%

Article Twelve All the shareholders shall pay in the contribution within 10 days of the establishment of this article of association, the delayed party/parties shall be claimed the breach of this article of association

Article Thirteen Company shall deliver the capital certificate to all the contributors to registered capital, and the capital certificates shall not be traded or exchanged in the market

## CHAPTER THREE SHAREHOLDERS AND SHAREHOLDERS' MEETING

Article Fourteen Company's shareholders are entitled following rights and responsibilities

1. Shareholders' rights

(1) To vote according to the percentage of interests he/she holds in company

(2) To understand and to know the operational and financial status of company

(3) Shareholders are entitled to distribute equity according to the contribution portion in the registered capital

(4) To have the priority to purchase the interests in company transferred by other shareholders

(5) To have the priority to purchase of newly added capital

(6) To vote and be elected to be company's director or trustee

(7) If company liquidates, shareholders are entitled to the distribution of residual assets after the liquidation or be responsible for the liability according to their holding percentage of interests in company

(8) To make and to amend the article of association of company

2. Shareholders' responsibilities

(1) Follow the article of association of company

(2) Contribute to the registered capital according to the portion set in hereto, and transfer the assets legally

(3) Entitled to the responsibilities according to his/her contribution

(4) Not to withdraw his/her contribution after the registration

Article Fifteen The shareholders' meeting, which comprised all the shareholders of company, is the highest authority in company. Shareholders' meeting executes the following rights:

(1) Set up operational strategy and investment plan

(2) Elect and replace the CEO and key management and to decide their remunerations and commission packages

(3) Elect and replace the supervisors and to deicide about the remuneration of the supervisors

(4) Review and approve company's annual budget

(5) Review and approve executive director's report and supervisors' report

(6) To decide the newly added capital and transfer of current shareholders' contributions

(7) Review and approve of company's profitability plan and the financial projection

(8) Deicide about merger, split, re-structure of company, as well as dissolution and liquidation of company

(9) Amendment of article of association

Article Sixteen The shareholders' meeting shall be presided by the chief director

Article Seventeen Shareholders' meeting resolution on the increasing or decreasing of paid in capital, merger & acquisition, dissolution or liquidation requires over 2/3 votes of shareholders; the amendments of article of association requires over 2/3 votes of shareholders

## CHAPTER FOUR EXECUTIVE DIRECTOR AND GENERAL MANAGER

Company sets executive director

Article Eighteen Executive director reports to shareholders' meeting

Article Nineteen Executive director performs the following authority on behalf of shareholders' meeting

(1) Review and determine the development strategygy and investment plan of the Company

(2) To determine operational strategy and to set up the management structure

(3) Call shareholders' meeting and report to the shareholders' meeting

(4) Execute the resolution of shareholders' meeting

(5) Determine the internal deparement set up

(6) Listen and review the general manager's report

(7) Establish the Company's annual financial budget plan and financial accounting plan

(8) Establish the Company's scheme on increase or decrease of registered capital as well as issue of corporate bonds; and to establish the scheme on company merger, dismantlement, alternation of company form and dissolution.

(9) Hire/fire general managers and other key management

(10) Presides shareholders' meeting

Article Twenty Executive directors are elected or replaced with over 1/2 of shareholders voting

Article Twenty-One Shareholders' meeting voted director Chen Min to be legal representative of company, legal representative conducts business operation on behalf of company as legal entity and to be responsible to its civil obligations

Article Twenty-Two Company sets one general manager (and one vice general manager), he/she will be appoint or dissolute by shareholders' meeting, general manager reports to executive director and his/her authority includes:

(1) Manage the Company's production and operation management

(2) Organize and implement the Company's annual operational plan and investment scheme

(3) Work out the Company's internal management organization establishment scheme

(4) Establish the Company's specific management rules

(5) Submit to employ or depose the Company's deputy manager and financial director

(6) Execute other authorizations granted by shareholders' meetings
(7) To attend shareholders' meeting

Article Twenty-Three Company sets one supervisor, he/she shall be voted by shareholders' meeting and his/her term of each session is three years and can continue to hold office when re-elected against expiry of term, he/she is entitled following authorities

(1) Examine the Company's financial affairs

(2) Supervise the behavior of acting company's authorities of the executive directors and senior administrators, and propose advices on dismissal of the executive directors and senior administrators who breach the laws, administrative regulations, Articles of Association or resolution of shareholders' meeting

(3) To demand the executive director and senior administrators to correct their behaviors when they damage the benefits of the Company

(4) Call up temporary shareholders' meeting

(5) Other authorities granted by article of association of company

Article Twenty-Four Executive director, supervisor and manager shall perform his/her responsibilities in compliance with article of association and to guard company's benefit. He/she shall not bribe, corrupt or purpresture

## CHAPTER FIVE ACCOUNTING, FINANCIAL & LABOR MANAGEMENT

Article Twenty-Five Company set its accounting, financing and employee management in accordance with related laws and regulations and these management rules will be reported to and filed with related government agencies

Article Twenty-Six Company's fiscal year starts January 1 and year end is December 31 of each year

Article Twenty-Seven Accounting dept shall prepare the financial statements including balance sheet and income statement within the first month after the fiscal year ended, and financial statements shall be reviewed and audited by the certified public accountant and shall report to shareholders' meeting for approval

Article Twenty-Eight In compliance with regulations and rules set by Ministry of Labor, company can recruit or lay off employees according to the operational status, company is also entitled to determine the remuneration of each employee

Article Twenty-Nine Company has right to process administrative punishment and to expel the employees. Lay off, expel or fire of employee must in compliance with related regulations and management rules

## CHAPTER SIX RIGHTS AND RESPONSIBILITIES OF EMPLOYEES

Article Thirty Company shall protect employees' rights in compliance with the related regulations and laws and company shall protect the safety of employees at work and to enhance the working status

Article Thirty-One Company sets union in accordance with related management rules

Article Thirty-Two All the employees are entitled to the following rights according to labor laws and regulations:

(1) Participate company's management, monitor all the business conducts and activities of company and management

(2) To work and to be paid for his/her work, also entitled to be covered by labor insurance, medical welfare and leaves

(3) To resign

Article Thirty-Three All the employees are responsible for:

(1) Abide by PRC laws and related regulations, complies with company's article of association and labor management rules, to protect company and team's benefits

(2) To steadily improve himself/herself and enhance his/her employment related knowledge and technologies

Article Thirty-Four Company shall organize employees' meetings, minimum twice a year. Legal representative of company shall report to employees of company's operational and financial status on the employees' meetings

Article Thirty-Five Company keeps certain ratio of legal reserves which will cover the employees' group welfare. The insurance, welfare reserves and employees' remunerations shall be in compliance with related regulations and management rules

## CHAPTER SEVEN PROFIT DISTRIBUTION

Article Thirty-Six Company shall keep 10% of net profit as legal surplus in order to finance company's future development and to protect the shareholders' interests. Company shall also keep 5%-10% of net profit as public welfare fund

Article Thirty-Seven If the legal surplus does not meet the deficit from previous fiscal year, company shall make up the loss carried forward from previous year with current net profit then to withdraw legal surplus and public welfare reserves

The distributable profit shall be distributed according to the contribution percentage by shareholders

## CHAPTER EIGHT TRANSFER OF INTERESTS, CHANGE IN REGISTERED CAPTIAL AND M&A, SPIN-OFFS

Article Thirty-Eight Shareholders can transfer their holding interests freely. If the current shareholders want to transfer their holding interests to external parties, they need to acquire over 1/2 of the shareholders votes to proceed the transfer. Under the same circumstance, current shareholders has priority to acquire the transferred interests

Article Thirty-Nine The increase or decrease of registered capital shall be determined by shareholders' meeting and current shareholders have priority to register for the added registered capital

For the changes in registered capital, company shall amend article of association accordingly and the amendments shall be filed and registered with related governing agencies

Article Forty The decrease of registered capital required 100% consent of all shareholders' votes. Company needs to send the written notice to all debtors within 10 days of the decrease and company needs to disclose the decrease of registered capital for at least 3 times on the newspaper within 30 days of shareholders' voting consent

Article Forty-One Company spin-off or M&A shall be approved by shareholders' meeting

Article Forty-Two Company needs to send the written notice to all debtors within 10 days of the spin-off or M&A and company needs to disclose the spin-off or M&A for at least 3 times on the newspaper within 30 days of shareholders' voting consent

## CHAPTER NINE EXPIRATION, DISSOLUTION AND LIQUIDATION

Article Forty-Three The date of issuance of business license is the official establishment date of company and company's operation duration is 30 years from March 2005 to March 2035

Article Forty-Four If company decides to extend its operation duration, company shall deliver the extension to related governing agency

Article Forty-Five Under the following circumstance, company shall apply for liquidation

1. Operation permission expires
2. Shareholders' meeting vote to dissolute or liquidate the company
3. Company is required to dissolute or liquidate due to the violation of related laws or regulations or company's business conduct had violated public interests
4. Force majeure
5. Operational failures which caused the bankruptcy of company

Article Forty-Six Shareholders shall form liquidation team within 15 days of the liquidation, the team could also be formed by shareholders with officers from related government agencies and professionals

Article Forty-Seven Once the liquidation is compeleted, liquidation team shall report to shareholders meeting and related government agencies and apply for the cancellation with business registration, once the business registration is cancelled, the liquidation team announces the termination of company

## CHAPTER TEN AMENDMENTS OF ARTICLE OF ASSOCATION

Article Forty-Eight Company has right to amend the article of association but the amendments require over 2/3 voting consent of shareholders' meeting and once the shareholders' meeting approves the amendments, company needs to file the amendment request with related governing agency

Article Forty-Nine Under the following circumstance, company shall amend its article of association

1. Company's name, registered address or legal representative changes
2. Business scope or operational type changes
3. Increase or decrease of registered capital
4. Other changes or issues which shareholders' meeting believe necessary to amend the article of association
5. Changes in majority of shareholders

## CHAPTER ELEVEN SUPPLEMENTARY PROVISION

Article Fifty This article of association is binding over company, shareholders, executive directors, managers, and supervisors. The resoltuion achieved on the shareholders' meeting is regarded as part of this article of association and has the same legal restriction

Article Fifty-One This article of assocation shall be voted to agree by all shareholders and immediately valid once the business adminstration approves

Article Fifty-Two This article of assocation shall be in compliance with Company Law of PRC and related regulations. If any article contained within has conflicts with Company law or related regulations, the Company Law and/or related regulations shall be referred

Article Fifty-Three The unsettled or unclaimed issues in this article of assocation shall be in compliance with related laws and regulations

Article Fifty-Four Two copies of original and two copies of duplicates are made for this article of assocation. One set will be delivered and filed with related governing agency and one set will be kept by company

All shareholders exeuction:

December 25, 2005

# ARTICLE OF ASSOCIATION

# FUQING GUANWEI PLASTICS INDUSTRY CORP.

## Chapter One General Provision

Article One The article of association is to set to formulate the behavior of company, shareholders, directors, supervisors and management and to protect the entitled benefit of the company and all its shareholders. The article of association is in compliance with *Company Law of the People's Republic of China* (hereinafter referred to as *Company Law*) and the provisions of relevant laws and regulations.

The articles in the Articles of Association inconsistent with the laws, regulations and rules shall subject to the provisions of the laws, regulations and rules.

Article Two Company nae: Fuqing Guanwei Plastics Industry Co. Ltd.

Article There Shareholder/investor

Name: Hong Kong Chenxi International Development Limited

Registered address: 21/F New World Tower, 118 Queen's Rd., Central, Hong Kong

Legal representative: Yu Banks Po Fung

Nationality of legal representative: Canada

Passport number of legal representative: JX025668

Article Four Guanwei is a private-owned company with limited responsiblities

Legal representative: Chen Min

Address: #302, No.5 Dongmen Rd. Dongmen Road North, Rongcheng County, Fuqing City, Fujian Province

Personal ID No.: 350127196909260991

Article Five Fuqing Guanwei is a Chinese legal entity and its business conducts shall pursuant to Company Law and other management regulations of PRC

## CHAPTER TWO BUSINESS SCOPE

Article Six Tenet of company: to utilize advanced technology to recycle and manufacture plastic products and to achieve satisfying financial performance to return to investors

Article Seven Business scope: to manufacture and to sale of PE, PET and other plastic products

Article Eight Company's productivity is RMB 100,000,000 per year

Article Nine Company sales to both domestic and oversea market

## CHAPTER THREE REGISTERED CAPITAL

Article Ten Company's registered capital is RMB 10,000,000 ($1,369,862)

Article Eleven Investments are made in foreign currency (Hong Kong dollars), which converted into RMB 10 millions

Article Twelve Investments are paid in, the acquisition payment will be made within 3 months of the issuance of business license

Article Thirteen The transfer and increase in registered capital shall be approved by shareholders/investors and shall be registered and filed with related governing agency

## CHAPTER FOUR COMPANY STRUCTURE

Article Fourteen Investors are entitled following rights:

1. Set up operational strategy and investment plan
2. Elect and replace the CEO and key management and to decide their remunerations and commission packages
3. Review and approve board of directors' resolution
4. Review and approve company's annual budget and cost plan
5. Decide on increasing or decreasing of registered capital
6. Deicide on merger, split, re-structure of company, as well as dissolution and liquidation of company
7. To decide on pledge company's assets to the debtors
8. Amendment of article of association

9. To transfer company's interests

10. Other material decision

Article Fifteen Company sets board of directors

The issuance of business license is the date of establishment of board of directors. 4 directors including 1 chairman constitutes board of directors. The term of directors is 3 years and directors can be replaced or reappointed at the expiration of term. Chairman of board is occupied by company's legal representative and if chairman failed to fulfill his responsibilities, he/she shall assign someone to perform upon him/her

Board of directors' meeting shall be called up at least once a year and the location of meeting shall be named by chairman of board. Board meeting shall be presided by chairman of board. If called up by over 1/3 of directors, chairman shall call up the temporary board meeting

Meeting notice, including the date, location and contents of meeting, shall be sent to each director at least 10 days prior to the meeting

Board annual meeting and temporary meeting shall be attended by at least 2/3 of directors or the resolution will be regarded as no effect

Each director is regarded as 1 vote

If the director cannot attend the board meeting then he/she shall assign representative to join the meeting, failed of assignment will be regarded as waive of attendance. For all meeting, written minutes shall be kept and executed by all directors or the person assigned to represent director attending the meeting

Directors who are not employed by company shall not be paid

All the expenses incurred related to the board meeting shall be covered by company

Board of directors are reporting to investors and their responsibilities include:

1. Report to investors
2. To execute the decisions and plans made by investors
3. To decide on company's development strategy and investment plan
4. To decide company's annual budget and cost plan
5. To decide on increasing or decreasing of registered capital and to make the debt or convertible securities plan
6. Set up spin-off, M&A and re-structure plan

7. Decide on the structure of internal management

8. To hire/fire general manager and to decide on his/her remuneration, to hire/fire and decide remunerations for other key personnel including vice president, chief engineer, chief accountant, chief auditor etc.

9. To set up the business management rules

10. To execute other rights investors are entitled upon circumstance

Article Sixteen Company does not set board of supervisors

Company sets one supervisor who will be nominated by investors, his/her term is 3 years and he/she can be replaced or re-appointed at the expiration of the term. All the expenses incurred upon his/her performance as supervisor shall be covered by company

Supervisor is entitled following rights:

1. To review company's accounting records

2. To review and supervise key management's conduct and to propose the dismiss from office if he/she finds out that the key management's activities had violated related laws or regulations

3. To remind to key management and demand the correction if supervisor finds out key management's activities are in conflict with company's interests

4. To propose to investors

5. To sue key management or directors

6. To organize investigation if supervisor finds out any abnormal activities or financial odds, he/she has right to hire public accountants to assist the investigation and the company shall cover the expenses

## CHAPTER FIVE ORGANIZATIONAL CHAPTER

Article Seventeen Company sets general manager's office, accounting dept, production dept, international trading dept and marketing dept etc.

Article Eighteen General manager's office sets one general manager and two vice general managers. General manger reports to board meeting directly and executes the plans made by board meeting. General manager also supervises and directs daily operation and daily management, when general manager is absent, vice general manager shall perform his/her responsibilities on behalf

Article Nineteen General manager and vice general manger's term is 3 years

Article Twenty Chairman of board, vice chairman and directors can be elected or nominated as general manager, vice general manager or other key management by board of directors

Article Twenty-One General manager and vice general manger shall not occupy the positions as general manager or vice general manager in any other entities, shall not conduct any business activities which have beneficial conflicts with company

Article Twenty-Two Company sets one chief engineer, one chief accountant and one auditor, all of these positions shall be nominated by board of directors

Article Twenty-Three Chief engineer, chief accountant and auditor shall report directly to general manager

Article Twenty-Four Resign of general manager, vice general manager, chief engineer, chief accountant, auditor, legal counsel or any other key personnel shall be applied and approved by board of directors.

If the above personnel have conducted any illegal activities or jobbery, or has material breach of duty, board of directors can fire them immediately, board of directors can also seek legal actions against the personnel

## CHAPTER SIX ACCOUNTING

Article Twenty-Five Company sets its accounting and financial rules in compliance with Company Law and related regulations

Article Twenty-Six Company's fiscal year starts each January 1 and ends December 31

Article Twenty-Seven All ledgers, accounts and books shall be kept in written in Chinese

Article Twenty-Eight Company utilizes RMB as recording currency, all the foreign currency transactions shall be exchanged into RMB, and the exchange rate shall utilize the rate published by Ministry of Foreign Currency Management

Article Twenty-Nine Company opens accounts with banks have foreign currency transaction permission

Article Thirty Company utilizes accrual basis accounting and debit-credit bookkeeping methods

Article Thirty-One Company's accounting books shall contain the following:

1. Cash inflow and outflow
2. Raw material purchased and products sold
3. Registered capital and assets status
4. Date of paid-in registered capital and the increase or decrease of registered capital

Article Thirty-Two Accounting dept shall prepare financial statements of previous year within 3 months after the fiscal year ended and shall deliver the financial statements to the investors for review

Article Thirty-Three Depreciation of assets shall be determined by investors and shall in compliance with PRC accounting standard

Article Thirty-Four All foreign currency transactions shall be in compliance with <Foreign Currency Management> of PRC

## CHAPTER SEVEN PROFIT DISTRIBUTION

Article Thirty-Five Company shall file tax return according to related regulations and shall keep 10% legal surplus from net profit. When the total legal surplus exceeds 50% of registered capital, company can suspend withdrawing

Article Thirty-Six Company can not distribute any equity before all the losses from previous years are offset. And the previous undistributed profit can be distributed in later years

## CHAPTER EIGHT EMPLOYEES

Article Thirty-Seven Recruitment, layoff, fire, employees' remuneration, welfare and insurance etc. of company shall all be in compliance with <Labor Law> of PRC

Article Thirty-Eight Employees could be recommended by local workforce and labor dept but all the employees must pass the exam before officially recruited

Article Thirty-Nine Company has the power to impose punishment such as disciplinary warning, demerit recording, wage reduction and even dismissal in case of grave misconduct on those staff and workers violating the rules, regulations and labor disciplines of the Company or labor contracts. Dismissal of staff member or worker shall be filed with the local labor administration authority.

Article Forty In accordance with relevant stipulations in China, the wages and remuneration of the staff and workers of the Company shall be decided by the Board of

Directors according to the specific situations of the Company, which shall be specified into the labor contract. The salary can be increased correspondingly with the development in production, the increasing capability of the staff and workers and the improvement of technological standards.

Article Forty-One Issues concerning welfare funds, bonuses, labor protection and labor insurance etc. shall be stipulated respectively in various rules set by the company to ensure that the employee can work under normal conditions.

## CHAPTER NINE TRADE UNION

Article Forty-Two The staff and workers of the Company have the right to set up grassroots trade union organization and carry out trade union activities in accordance with the provisions of Trade Union Law of the People's Republic of China.

Article Forty-Three The trade union of the Company represents the interests of its staff and workers. Its main duties are to safeguard the legal rights and interests of in accordance to law, to assist the Company in proper allocation and utilization of employee welfare and bonus fund, to organize the staff and workers to study politics, science, technology and professional knowledge and carry out recreational and physical activities, and to educate them to observe labor discipline and strive to fulfill the various economic targets of the Company.

Article Forty-Four The trade union of the Company, on behalf of the staff members and workers, can enter into collective labor contract with the Company and supervise the performance of the labor contract.

Article Forty-Five Trade union representatives have the right to attend meetings regarding the further development and manufacturing activities of the company, and can represent ideas and demands of staff and workers.

Article Forty-Six The trade union shall participate the mediation of disputes between the company and its employee.

Article Forty-Seven The Company shall allocate on a monthly basis 2% of the actually paid wages of its staff and workers as its trade union fund, which shall be used by its trade union in accordance with the measures of All-China Association of Trade Union on the management of trade union fund.

## CHAPTER TEN DURATION, DISSOLUTION AND LIQUIDATION

Article Forty-Eight The operating period of the Company is 50 years starts from the date on which the business license of the Company is issued.

Article Forty-Nine Should the company decide to extend the operating period, it shall submit a written application to the original examination and approval authority at lease 6 months prior to the expiry date of the operating period. The duration can be extended upon the approval of the examination and approval authority and completion of registration formalities in the original registration authority.

Article Fifty If company decides to cease the business prior to the expiration of operational duration, investors shall all approve and apply with related governing agencies

Article Fifty-One Upon the expiration or termination of the operation of the Company, the Board of Directors shall formulate liquidation procedures and principles and organize a liquidation committee to liquidate the assets & properties.

Article Fifty-Two Upon the expiration or termination of the operation of the Company, the Board of Directors shall formulate liquidation procedures and principles and organize a liquidation committee to liquidate the assets & properties.

Article Fifty-Three The role of the liquidation committee is to completely check up the assets, creditor's rights and liabilities of the Company, prepare balance sheets and statement of assets, formulate liquidation plan and implement it if approved.

Article Fifty-Four The liquidation expenses and the committee's remuneration shall be paid in priority from the existing estate of the Company.

Article Fifty-Five The liquidation of the Company shall be adopted according to the net value on accounts while its residual value thereby shall be used in priority to pay the debts and liquidation expenses. Any remaining assets and interests after liquidation shall be distributed to the investing party.

Article Fifty-Six Once the liquidation is over, the Company shall go through the formalities of de-registration with the original examination & approval authority, hand in the business license and make the announcement to the public. All accounting books of the company shall be kept by its investors after the closing.

## CHAPTER ELEVEN APPLICABLE REGULATIONS

Article Fifty-Seven Company sets following management rules:

1 Business management system, including the function and power and working procedure of the subordinate management departments

2 Code of conduct for employees

3 Labor and wage system;

4 Work attendance, promotion, reward and punishment system for employees;

5 Employee welfare system;

6 Financial system;

7 Liquidation procedure for liquidation of the Company;

8 Other articles

## CHAPTER TWELVE SUPPLEMENTARY ARTICLE

Article Fifty-Eight The Articles of Association will become valid only upon the approval of the Administrative Commission of Xicheng District, so is for revision.

Article Fifty-Nine The present Articles of Association is written in Chinese in duplicate copies, one of which filed with local registration authority.

Article Sixty This article of association comes into effect only upon the approval of Ministry of Commerce (or its authorized governing agency), the amendments of this article of association also requires the filing and approval by Ministry of Commerce (or its authorized governing agency)

Article Sixty-One This article of association is prepared on November 22, 2008 in Fuqing city

Hong Kong Chenxi International Development Limited

November 22, 2008